EXHIBIT 10.7

                SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of the 17th day of December 1987, by and between Post, Buckley, Schuh & Jernigan, Inc. ("PBSJ, Inc.") and The PBSJ Corporation ("PBSJ Corp."), Florida corporations with principal offices in Miami, Florida (collectively referred to herein as the "Corporation"), and Richard A. Wickett, a resident of the State of Florida (hereinafter referred to as the "Employee").

         WHEREAS, the Corporation is engaged in the business of rendering engineering services, including consulting, planning and surveying as well as allied professional services; and

         WHEREAS, the Board of Directors of the Corporation has approved, and the shareholders of the Corporation have ratified, the Post, Buckley, Schuh & Jernigan,, Inc. Supplemental Income Plan (the "Plan"), the purpose of which is to provide supplemental retirement and death benefits to key employees of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has determined, in its sole discretion, that the Employee satisfies the eligibility requirements for participation in the Plan at the Benefit Level set forth below.

         NOW, THEREFORE, pursuant to Section 8.10 of the Plan, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

            1. Benefit Level. The Employee shall be entitled to participate in the Plan at Benefit Level III.

            2. Eligibility for Benefits.

            (a) Full Benefit. The Employee shall be eligible to receive a Full Benefit, as defined in Section 5. 1 of the Plan, provided that the Employee (i) is at least 56 years old and has participated in the Plan at Benefit Level III for at least ten (10) years, and (ii) remains in the active and continuous employ of the Corporation until he is at least 56 years old. Except as provided in Section 3 below, the Employee shall commence to receive his Full Benefit on the date upon which he terminates his employment with the Corporation (the "Full Benefit Commencement Date").

            (b) 50% Benefit. The Employee shall be eligible to receive a 50% Benefit in an amount equal to fifty percent (50%) of his Full Benefit even if he is no longer in the active and continuous employ of the Corporation, provided that the Employee has participated in the Plan for at least ten (10) years. The Employee shall commence to receive his 50% Benefit upon reaching age 56 (the "50% Benefit Commencement Date").

            (c) Disability Benefit. In the event that the Employee is ineligible to receive either a Full Benefit or a 50% Benefit, he shall be eligible to receive a Disability Benefit in an amount equal to twenty-five percent (25%) of his Full Benefit if he shall become disabled (as such term is defined in Section
4.2 of the Plan) after completing at least five (5) years of participation in the Plan. The Employee shall commence to receive his Disability Benefit at such time as the Employee (i) is 65 years of age; and (ii) would have been in the Plan for at least ten (10) years but for the disability (the "Disability Benefit Commencement Date").

            (d) Death Benefit. If the Employee dies prior to becoming eligible to receive either a Full Benefit or a 50% Benefit, his designated beneficiary shall be entitled to receive an annual Death Benefit of $20,000, payable for a period of ten (10) years; provided, however, that in order to be eligible for a Death Benefit, the Employee must have participated in the Plan for at least six
(6) months prior to the date of his death.

         3. Amount of Benefit. The amount of the Employee's Full Benefit payable under this Agreement shall be THIRTY-FIVE THOUSAND ($35,000), payable commencing on the Full Commencement Date for a period of ten (10) years. In the event that the Employee continues in active and daily employment with the Corporation after he reaches age 56, the Full Benefit shall be increased at the end of each calendar year by THREE THOUSAND EIGHT HUNDRED AND NINETY DOLLARS ($3,890) until the earlier of such time as (i) the Employee terminates his employment with the Corporation or (ii) the Employee reaches age 65, at which time the Employee shall commence to receive a full Benefit of SEVENTY THOUSAND DOLLARS ($70,000) hereunder whether or not he continues in the active and daily employ of the Company. The amount of the Employee's 50% Benefit and Disability Benefit hereunder shall be $17,000 and $8,750 respectively, payable commencing on the applicable Benefit Commencement date as set forth in Sections 2 (b) and (c) hereof for a period of ten (10) years. The Corporation shall withhold applicable federal, state and local taxes from amounts due pursuant to the payment of any Benefit hereunder to the extent such withholding is required by reason of such laws.

         4. Consulting. The Employee shall remain reasonably available to serve the Corporation with no further compensation as a consultant or advisor for a period of five (5) years, commencing on date of termination of the Employee's active and daily employment with the Corporation. Such services shall not require the Employee to be involved in the active day-to-day activities of the Company, and the Employee shall perform such services as an independent contractor. During each such year of availability, the Employee agrees to serve as a consultant or advisor to the Corporation for a period of up to 40 days upon request by the Corporation and subject to the conditions specified below. The performance of advisory and consulting services to and for the Corporation, as provided in this Section 4, shall be subject to the following conditions:

            (a) The Employee shall not be required to render consulting or advisory services during vacation periods or during periods of personal or family illness or other incapacity.

            (b) To the extent such services are not reasonably required to be performed at a particular location, they may be performed at such place or places as the Employee may designate from time to time.

            (c) The Employee shall be entitled to designate up to three one-month periods (which may or may not be consecutive) in a twelve-month period during which he shall not be required to render consulting or advisory services.

            (d) The Employee shall be entitled to at least ten (10) business days' notice prior to the commencement of any proposed consulting or advisory assignment.

            (e) The Employee shall be subject to the same confidentiality requirements as a consultant or advisor as he was during the term of his employment.

         5. Confidentiality. The Employee agrees that, during the period of his employment and thereafter, he shall not, to the detriment of the Corporation, knowingly disclose or reveal to any unauthorized person any confidential or proprietary information relating to the Corporation, its subsidiaries or its affiliates. If the Employee reveals to any third party any trade secrets or financial or other confidential or proprietary information concerning the Corporation, the Employee's entire or remaining Benefit payments, as the case may be, shall be forfeited.

         6. Noncompetition. The Employee agrees that, unless otherwise agreed by the Board of Directors of the Corporation, during the period of his employment with the Corporation and for ten (10) years thereafter, he shall not compete with the Corporation. As used in this Agreement, "compete" shall mean entering into, performing or engaging, directly or indirectly, in the rendering of engineering services or allied professional services similar to those provided by the Corporation, including but not limited to consulting, planning and surveying, either as an individual for his own account, or as a partner or joint venturer, or as an employee or agent for any person or as an officer, director, or shareholder of any business entity or otherwise, within the State of Florida, or any state in which the corporation has an office or offices. If the Employee should compete with the Corporation in violation of this Section 6, the Employee's entire or remaining Benefit payments, as the case may be, shall be forfeited.

         The Employee acknowledges that his services under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, and that a breach by the Employee of Sections 5 and 6 could cause the Corporation irreparable injury and damage and would therefore cause a breach of this Agreement.

         7. Reasons for Forfeiture. The Corporation shall stop payments to the Employee hereunder if the Employee is involved in fraud, or if the Corporation determines that the Employee has been grossly negligent or has been engaged in willful misconduct in the course of his employment. Nothing contained in this Agreement shall in any way be construed to limit or otherwise waive the legal or equitable rights or remedies of the Corporation to recoup monies paid hereunder to the Employee if the Corporation determines that it is entitled to such recoupment.

         8. Assignment. Neither the Employee nor any designated beneficiary, nor any other payee under this Agreement, shall have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any Benefit payable hereunder, nor shall any Benefit payable be subject to seizure for the payment of any debts or judgments of the Employee or any payee or be transferable by the Employee or any payee by operation of law in the event of such person's bankruptcy, insolvency or otherwise.

         9. Employment Rights. This Agreement, and the Plan, shall not be deemed to create a contract of employment between the Corporation and the Employee, and shall create no right for the Employee to continue in the Corporation's employ for any specific period of time, or to create any other rights in the Employee or obligations on the part of the Corporation, except as are set forth herein or in the Plan, nor shall this Agreement or the Plan restrict the right of the Corporation to discharge or terminate the Employee.

         10. Termination of the Plan. The Employee acknowledges and agrees that PBSJ, Inc., through its Board of Directors, has the right to amend, alter, modify or revoke the Plan for all participating employees at any time, without the approval of the shareholders of PBSJ Corp., except as specifically set forth in Section 8.7 of the Plan.

         11. Participation in Other Employee Benefit Plans. Any retirement or disability compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees. Nothing contained herein shall in any manner modify, impair or affect the existing or future right or interest of the Employee to receive any employee benefits to which he would otherwise be entitled, or as a participant in any future incentive profit-sharing or bonus plan, stock option plan or pension plan of the Corporation, applicable generally to salaried employees. The rights and interests of the Employee to any employee benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect unimpaired, and the Employee shall have the right at any time hereafter to become a participant or beneficiary under or pursuant to any and all such plans.

         12. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which has been processed through the claims procedure set forth in Article VII of the Plan, shall be settled by arbitration conducted by and in accordance with the rules then in existence of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida (without regard to the conflicts of laws thereof). All lawsuits and other proceedings related to this Agreement or the transactions herein described shall be commenced and held in Dade County, Florida and the Employee waives all rights to object to the laying of venue in such jurisdiction. In the event of any litigation or arbitration arising by virtue of this Agreement, the prevailing party shall be entitled to an award of all court costs, litigation and arbitration expenses and attorneys' fees at both trial and appellate levels.

         14. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered and given for all purposes, if delivered personally to the party or to an officer of the party to whom the same is directed, or, whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, properly addressed to the addressee's last known address.

         15. Integrated Agreement. This Agreement, and the Plan, constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

         16. No Oral Modification. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this

Agreement shall be deemed to be a waiver of any breach or condition of this Agreement or of any other subsequent breach or condition, whether of like or different nature.

         17. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Corporation, its representatives, successors and assigns, and to the Employee, heirs and personal representatives and his designated beneficiaries. The Corporation and the Employee agree to execute any instruments and to perform any acts which are or may become necessary to effectuate this Agreement and to fulfill its terms.

         18. Paragraph Captions. Paragraph and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         IN WITNESS WHEREOF, the respective Corporation has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand and seal as of the date first above written:

ATTEST:                                          POST, BUCKLEY, SCHUH &
                                                      JERNIGAN, INC.

By /S/ ILLEGIBLE                                 By  /S/ JAMES T. GLAN
  ----------------------------                     -----------------------------
    Assistant Secretary                          Its      President & CEO
                                                    ----------------------------


ATTEST:                                          THE PBSJ CORPORATION

By /S/ ILLEGIBLE                                 By /S/ WILLIAM W. RANDOLPH
  ----------------------------                     -----------------------------
    Assistant Secretary                          Its      Chairman
                                                    ----------------------------

WITNESS:                                         EMPLOYEE:

 /S/ ANA C. QUINONES                              /S/ RICHARD A. WICKETT
------------------------------                   -------------------------------

------------------------------                   -------------------------------

                                    EXHIBIT A

         In the event of my death, I hereby designate Kathryn L. Wickett (name), Wife (relation) to receive the deferred compensation payments provided for in the foregoing Agreement. In the event that said beneficiary does not survive me, the payments shall be made to Dolores A. Wickett and Kathryn J. Wickett equally
(name), Daughters (relation). In the event neither beneficiary designated above shall survive me or if neither beneficiary designated above can be located, all benefits to which I may from time to time be entitled shall be payable to my estate.

                                                 EMPLOYEE


                                                  /S/ RICHARD A. WICKETT
                                                 -------------------------------

 /S/ ANA C. QUINONES
-----------------------------
Witness


-----------------------------
Witness

                               FIRST AMENDMENT TO
                SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT

THIS AMENDMENT entered into this 27th day of April, 1989 by and between POST, BUCKLEY, SCHUH & JERNIGAN, INC. (PBSJ,Inc.) and The PBSJ Corporation (PBSJ Corp.), Florida corporations, with principal offices in Miami, Florida (collectively hereinafter referred to as the "Corporations") and Richard A. Wickett, (hereinafter referred to a the "Employee").

                                    RECITALS

         A. The Corporations and the Employee entered into a Supplemental Retirement/Death Benefits Agreement dated December 17, 1987 (the "Agreement") which Agreement dealt with the employment of the Employee for a specified period and thereafter for an advisory and consulting period.

         B. The Corporation and the Employee wish to amend, add to and delete from the Agreement certain provisions in order to more clearly state their intentions with respect to certain provisions.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The Recitals a Part of This Amendment. The recitals and all statements therein are hereby incorporated into and made a part of this Amendment.

         2. Amendment to Paragraph Three (3) of Agreement. Paragraph three (3) of the Agreement is hereby deleted in its entirety and the following is inserted:

         3. Amount of Benefit. The amount of the Employee's Full Benefit payable under this Agreement shall be Forty Thousand ($40,000), payable commencing on the Full Benefit Commencement Date for a period of one (1) year and thereafter Fifty Thousand per year for a period of nine (9) years. In the event the Employee in active and daily employment with the Corporation for a period year after he reaches the Full Benefit Commencement Date the Employee's Full Benefit payable under this Agreement shall be Fifty Thousand Dollars ($50,000) (the Adjusted Full Benefit) for a period of ten (10) years. In the event that the Employee continues in active and daily employment with the corporation for two
(2) years after the Full Benefit Commencement Date, the Adjusted Full Benefit ($50,000) shall be increased at the end of each full year of such continued, employment by Five Thousand Five Hundred and Fifty Five Dollars ($5,555) until the earlier of such time as (I) the Employee terminates his employment with the Corporation or (ii) the Employee reaches age 66, at which time the Employee shall commence to receive a Full Benefit of One Hundred Thousand Dollars ($100,000) hereunder whether or not he continues in the active and daily employ of the Company. The amount of the Employee's 50% Benefit and Disability Benefit hereunder shall be Twenty Five Thousand Dollars ($25,000) and Twelve Thousand Five Hundred Dollars ($12,500) respectively, payable commencing on the applicable Benefit Commencement Date as set forth in Sections 2(b) and (c) hereof for a period of ten (10) years. The Corporation shall withhold applicable federal, state and local taxes from amounts due pursuant to the payment of any Benefit hereunder to the extent such withholding is required by reason of such laws.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date and year first above written.

                                       POST, BUCKLEY, SCHUH & JERNIGAN, INC.
                                       A Florida Corporation

Attest:

 /S/ ILLEGIBLE                         By:  /S/ JAMES T. GLAN
--------------------------                --------------------------------------
                                          JAMES T. GLASS, President

--------------------------
Witnesses

                                       The PBSJ Corporation

Attest:

 /S/ ILLEGIBLE                         By: /S/ WILLIAM W. RANDOLPH
--------------------------                --------------------------------------
                                          William W. Randolph


                                       Employee


 /S/ ILLEGIBLE                          /S/ RICHARD A. WICKETT
--------------------------             -----------------------------------------
Witnesses                              Richard A. Wickett

                        SECOND AMENDMENT TO SUPPLEMENTAL
                       RETIREMENT/DEATH BENEFITS AGREEMENT

THIS AMENDMENT entered into this 19th day of May, 1998 by and between POST, BUCKLEY, SCHUH & JERNIGAN, INC. (PBSJ Inc.) and The PBSJ Corporation (PBSJ Corp.), Florida corporations, with principal offices in Miami, Florida (collectively hereinafter referred to as the "Corporations") and Richard A. Wickett, (hereinafter referred to as the "Employee").

                                    RECITALS

         A. The Corporations and the Employee entered into a Supplemental Retirement/Death Benefits Agreement (the "Agreement"), as amended, dated December 17, 1987, which Agreement and Amendment dealt with the employment of the Employee for a specified period and thereafter for an advisory and consulting period.

         WHEREAS, the parties hereto desire to further amend the Agreement and Amendment to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Insurance Benefits. As additional compensation to the Employee for services performed, after the Employee's retirement from active and daily employment with the Corporation, the Corporation shall continue to pay for and provide to the Employee and his wife major medical and hospitalization insurance benefits of equal coverage and substantially similar to those major medical and hospitalization insurance benefits paid for and provided to senior executives of the Corporation, provided, however, that such insurance shall not provide coverage or benefits substantially less valuable or protective than those now in effect for the Employee. Said insurance benefits shall be paid for and provided to the Employee and his wife for so long as either of them shall live. Notwithstanding the fact that said period of coverage extends beyond the period specified in paragraphs 2 and 3 of the Supplemental Retirement/Death Benefits Agreement dated December 17, 1987, as amended, the Corporation and the Employee hereby agree that said lifetime insurance coverage is without any further or additional services from the Employee to the Corporation. The payment for and furnishing to the Employee of said lifetime insurance benefits by the Corporation is subject to and conditioned upon the Employee's compliance with the terms and conditions of the Agreement, as amended.

         2. Amendment to Paragraph Three (3) of the First Amendment. Paragraph three (3) of the First Amendment is hereby deleted in its entirety and the following paragraph three (3) is inserted:

         3. Amount of Benefit. The amount of the Employee's Full Benefit payable under this Agreement shall be Fifty Thousand Dollars ($50,000), payable monthly commencing on the Full Benefit Commencement Date for a period of fifteen (15) years. In the event that the Employee continues in active and daily employment with the corporation after satisfaction of his eligibility for a Full Benefit, the Full Benefit amount ($50,000) shall be increased at the end of each full year of such continued employment by Five Thousand Five Hundred and Fifty-Five Dollars ($5,555) until the earlier of such time as (i) the Employee terminates his employment with the Corporation or (ii) the Employee reaches age 65, at which time the Employee shall commence to receive a Benefit of One Hundred Thousand Dollars ($100,000) hereunder whether or not he continues in the active and daily employ of the Company. The amount of the Employee's 50% Benefit and Disability Benefit hereunder shall be Twenty Five Thousand Dollars ($25,000) and Twelve Thousand Five Hundred Dollars ($12,500) respectively, payable commencing on the applicable Benefit Commencement Date as set forth in Sections 2(b) and
(c) hereof for a period of fifteen (15) years. The Corporation shall withhold applicable federal, state and local taxes from amounts due pursuant to the payment of any Benefit hereunder to the extent such withholding is required by reason of such laws.

         The amount of the Full Benefit payable under this Agreement shall be increased at the beginning of each calendar year commencing with the initial year of benefit payment and ending with the year preceding the last year during which benefit payments are made under this Agreement by a percentage of such amount equal to the lesser of (i) three percent (3%), or (ii) the increase in the national Consumer Price Index ("CPI") as published by the United States Government for such prior year. Adjustments shall be effective on January 1 based on the CPI for the prior year computed from December to December. For the purposes of this Agreement, the CPI referred to shall be all items shown on the U.S. city average for urban wage earners and clerical workers (including single workers), all items, groups, subgroups and special groups of items as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor. If the U.S. Department of Labor ceases to publish the above described CPI, then such CPI as may be published by such Department most nearly approaching said discontinued CPI shall be used in making the above adjustments. If the Department discontinues any such CPI, then such CPI as may be published by another U.S. Government agency, as most nearly approximates the CPI first above referred to, shall govern, subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted CPI.

         4. Consulting Compensation. In consideration of the Employee's availability as a consultant or advisor to the Corporation during the five (5) year period commencing on the date of termination of the Employee's active and daily employment with the Corporation, Employee shall receive the additional amount of Twenty-Five Thousand Dollars ($25,000) per year (the "Consulting Retainer") in addition to the Full Benefit amount in paragraph three (3) above. These amounts shall constitute payment to Employee for his availability for up to forty-five (45) days of actual service to the Corporation as a consultant or advisor during any such year of availability. In the event the Corporation desires consulting or advisory services from Employee in addition to aforementioned forty-five (45) days, such service and the compensation therefor shall be subject to the mutual agreement of the Corporation and the Employee. The Consulting Retainer shall be paid whether or not Employee is requested by the Corporation to provide consulting or advisory services and shall be payable in a manner consistent with the Corporation's regular payroll system.

         The amount of the above Consulting Retainer payable under this Agreement shall be increased at the end of each calendar year commencing with the year 1998 and ending with the year preceding the last year during which consulting payments are made under this Agreement by a percentage of such amount equal to the lesser of (1) three percent (3%), or (2) the increase in the national Consumer Price Index ("CPI") as published by the United States Government for such year. Adjustments shall be effective on January 1 based on the CPI for the prior year computed from December to December. For the purposes of this Agreement, the CPI referred to shall be all items shown on the U.S. city average for urban wage earners and clerical workers (including single workers), all items, groups, subgroups and special groups of items as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor. If the U.S. Department of Labor ceases to publish the above described CPI, then such CPI as may be published by such Department most nearly approaching said discontinued CPI shall be used in making the above adjustments. If the Department discontinues any such CPI, then such CPI as may be published by another U.S. Government agency, as most nearly approximates the CPI first above referred to, shall govern, subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted CPI.

         5. Change of Control. In the event of (1) a Change of Control (as defined below) of The PBSJ Corporation or of Post, Buckley, Schuh & Jernigan, Inc. ("PBSJ Inc.) and (2) the termination of the Employee's employment by the Corporation or any successor thereto for any reason other than for Cause (as defined below), or the voluntary termination by the Employee of his employment hereunder for Good Reason (as defined below) at any time at least six months after the effective date of the Change in Control, all of the terms and conditions of the Agreement, as amended, shall remain in full force and effect, and shall be binding upon the Corporation. In the event of a termination for Cause under this paragraph, the Corporation shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee from and after the date of said termination, other than payments or benefits accrued for him prior to the date of said termination.

         For purposes of this paragraph, a "Change in Control" shall be deemed to have taken place if:

            (a) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding the Corporation, any of its subsidiaries, The PBSJ Corporation Profit Sharing Trust and The PBSJ Corporation Employee Stock Ownership Plan and Trust), should acquire direct or indirect ownership of 80% or more of the voting power of the then outstanding securities of The PBSJ Corporation or PBSJ Inc. by any means whatsoever; or

            (b) the shareholders of The PBSJ Corporation or PBSJ Inc. should approve any one of the following transactions:

                  (i) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions or a series of related transactions) of all, or substantially all, the assets of The PBSJ Corporation or PBSJ Inc.; or

                  (ii) any consolidation or merger of The PBSJ Corporation or PBSJ Inc., as the case may be, is not the surviving corporation, other than a merger of The PBSJ Corporation or PBSJ Inc. in which the holders of the common stock of The PBSJ Corporation or PBSJ Inc. immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger.

         For purposes of this paragraph, Cause shall mean (1) fraud or misappropriation of corporate funds; or (2) conviction of a felony involving moral turpitude and such conviction is no longer subject to direct appeal.

         For purposes of this paragraph, "Good Reason" shall be deemed to exist under any of the following circumstances:

            (a) the employee has been assigned any duties inconsistent with his position, duties, responsibilities and status with the Corporation immediately prior to the effective date of the Change in Control (the "Effective Date"), or has been assigned reporting responsibilities, titles or offices of a lesser scope than those in effect immediately prior to the Effective Date, or he has been removed from, or not re-elected to, any of such positions, except in connection with the termination of his employment for Cause;

            (b) the Corporation has reduced the Employee's base salary as in effect immediately prior to the Effective Date or has failed to give him annual salary increases consistent with performance review ratings as compared with other employees of the same or similar rank;

            (c) the Corporation has required the Employee to be based at any office or location other than that at which the Employee is based at the Effective Date, except for travel reasonably required in the performance of the Employee's responsibilities;

            (d) the Corporation has failed to comply with any provision of this Agreement.

         6. Miscellaneous.

            (a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (b) This Second Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (d) This Second Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date and year first above written.

                                       POST, BUCKLEY, SCHUH & JERNIGAN, INC.
                                       A Florida Corporation

Attest:

 /S/ JOHN B. ZUMWALT                   By:  /S/ H. MICHAEL DYE
--------------------------                --------------------------------------
 /S/ BECKY S. SCHAFFER                    H. Michael Dye, President
BECKY S. SCHAFFER
ASSISTANT SECRETARY

                                       THE PBSJ CORPORATION

Attest:

 /S/ BECKY S. SCHAFFER                 By: /S/ WILLIAM W. RANDOLPH
--------------------------                --------------------------------------
BECKY S. SCHAFFER                         William W. Randolph, Chairman
ASSISTANT SECRETARY

                                       EMPLOYEE


 /S/ SANDRA D. HYLE                     /S/ RICHARD A. WICKETT
--------------------------             -----------------------------------------
Witnesses                              Richard A. Wickett

                         THIRD AMENDMENT TO SUPPLEMENTAL
                       RETIREMENT/DEATH BENEFITS AGREEMENT

THIS AMENDMENT entered into this 22nd day of November, 1999 by and between POST, BUCKLEY, SCHUH & JERNIGAN, INC. (PBSJ Inc.) and The PBSJ Corporation (PBSJ Corp.), Florida corporations, with principal offices in Miami, Florida (collectively hereinafter referred to as the "Corporations") and Richard A. Wickett, (hereinafter referred to as the "Employee").

                                    RECITALS

         A. The Corporations and the Employee entered into a Supplemental Retirement/Death Benefits Agreement (the "Agreement"), as amended, dated December 17, 1987, which Agreement and Amendments dealt with the employment of the Employee for a specified period and thereafter for an advisory and consulting period.

         WHEREAS, the parties hereto desire to further amend the Agreement and Amendments to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amount of Full Benefit. The amount of the Employee's annual Full Benefit, identified in the Second Amendment to the Agreement dated May 19, 1998 as Fifty Thousand Dollars ($50,000), shall be increased by Twenty-Five Thousand Dollars ($25,000) to a total of Seventy-Five Thousand Dollars ($75,000).

            The above shall be payable according to the same terms, effective on the Full Benefit Commencement Date of 12/17/97 for a period of fifteen (15) years, and subject to the same escalation factors (lesser of three percent [3%] or the increase in the CPI and scheduled full benefit annual increase amounts) as stipulated in Section 3 of the Second Amendment to the Agreement dated May 19, 1998.

         2. Expenses During Employment and Retirement Term

            The Corporation shall reimburse the Employee for all reasonable expenses incurred by him during the Five-Year Consulting and Ten-Year Retirement Terms.

                  Reasonable expenses shall include, but are not limited to, those items currently provided to the Employee in accordance with policies of the Corporation:

            (a)   Cellular Telephone (one).

            (b)   State-of-the-Art Computer (new unit every three years).

            (c)   Internet Access Charges.

            (d)   Professional/Financial Newspapers and Magazines.

            (e)   Airline Club Membership (one).

            (f) Inclusion as American Airlines Platinum Tier member (or equivalent at another airline).

            (g) Budget Rental Car Optimum level (or equivalent at another company).

            (h)   Annual Tax Return Preparation.

            (i)   Annual Physical Exam.

            (j) Use of Breckenridge Condominium for two weeks per year, including one week during ski season.

            Throughout the 15-year term of the Employee's Agreement, as amended, and at the sole option of the Employee, he may substitute expenses listed under items 5(k), (l) and (m) enumerated below in lieu of direct cash renumeration.

(k)      Automobile lease, including insurance, tag, maintenance and repairs.

            (l) Air fare; business (or first class where business is not available).

            (m)   Country Club Membership.


         3. Miscellaneous.

            (a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

            (b) This Third Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

            (c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

            (d) This Third Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date and year first above written.

                                       POST, BUCKLEY, SCHUH & JERNIGAN, INC.
                                       A Florida Corporation

Attest:

 /S/ RICHARD A. WICKETT                By:  /S/ H. MICHAEL DYE
--------------------------                ---------------------------------(HMD)
                                          H. Michael Dye, President


                                       THE PBSJ CORPORATION

Attest:

 /S/ RICHARD A. WICKETT                By: /S/ WILLIAM W. RANDOLPH
--------------------------                ---------------------------------(WWR)
                                          William W. Randolph, Chairman


                                       EMPLOYEE


 /S/ JOHN B. ZUMWALT                    /S/ RICHARD A. WICKETT
--------------------------             ------------------------------------
Witnesses                              Richard A. Wickett